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                   [CHUOAOYAMA AUDIT CORPORATION LETTERHEAD]

                                                                    EXHIBIT 23.7




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement
(Form S-4) of Komag, Incorporated for the registration of its common stock of our report dated January 22, 1999 on our audits of the consolidated financial statements of Asahi Komag Co. Ltd. and its subsidiary as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report is included in the Annual Report on Form 10-K of Komag, Incorporated for the year ended January 2, 2000.


                                          /s/ ChuoAoyama Audit Corporation
                                          -------------------------------------
                                              ChuoAoyama Audit Corporation


Tokyo, Japan
June 12, 2000